Exhibit 107

Calculation of Filing Fee Tables

424(b)(5)

(Form Type)

Digital Realty Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(1)

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, $0.01 par value per share	Rule 457(o)	(1)	(1)	$1,500,000,000.00	0.00011020	$165,300

Fees Previously Paid	—	—	—	—	—	—		—

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A

	Total Offering Amounts					$1,500,000,000.00		$165,300

	Total Fees Previously Paid							—

	Total Fee Offsets							$45,039.99

	Net Fee Due							$120,260.01

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Digital Realty Trust, Inc.	424b5	333-270596	03/16/2023		$45,039.99	Equity	Common Stock, $0.01 par value per share		$408,711,327.03(2)

Fee Offset Sources	Digital Realty Trust, Inc	424b5	333-237232		04/01/2022		Equity	Common Stock, $0.01 par value per share			$64,072.29 (2)

(1)

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant initially deferred payment of all of the registration fees for the Registration Statement on Form S-3 (Registration Nos. 333-270596 and 333-270596-01), filed on March 16, 2023, except with respect to unsold securities that have been previously registered.

(2)

Digital Realty Trust, Inc. (the “Company”) is registering shares of common stock having a proposed maximum aggregate offering price of up to $1,500,000,000 pursuant to the prospectus supplement to which this Exhibit 107 relates (the “Current Prospectus Supplement”). The Company has previously filed a prospectus supplement dated May 11, 2020 (the “May 2020 Prospectus Supplement”) and an accompanying prospectus dated March 17, 2020, pursuant to the Prior Registration Statement relating to the offer and sale of shares of common stock having an aggregate offering price of up to $1,000,000,000, of which shares having an aggregate offering price of $347,765,118.20 represented unsold securities previously registered pursuant to the March 2020 Prospectus Supplement. In connection with the filing of the May 2020 Prospectus Supplement, the Company made a contemporaneous fee payment in the amount of $84,660.09, reflecting the fee due with respect to shares of common stock to be offered and sold pursuant to the May 2020 Prospectus Supplement that were not unsold securities registered pursuant to the 2019 Prospectus Supplement and the March 2020 Prospectus Supplement. The Company subsequently filed a prospectus supplement dated April 1, 2022 (the “April 2022 Prospectus Supplement”) and an accompanying prospectus dated March 17, 2020, pursuant to a Registration Statement on Form S-3 (Registration No. 333-237232) filed on March 17, 2020 (the “Prior Registration Statement) relating to the offer and sale of shares of common stock having an aggregate offering price of up to $1,500,000,000, some of which were unsold securities previously registered pursuant to a prospectus supplement dated January 4, 2019 and the Prior Registration Statement. In connection with the filing of the April 2022 Prospectus Supplement, the Company made a contemporaneous fee payment in the amount of $64,072.29, reflecting the fee due with respect to shares of common stock to be offered and sold pursuant to the April 2022 Prospectus Supplement that were not unsold securities registered previously. The Prior Registration Statement terminated effective upon the filing of a Registration Statement on Form S-3 (Registration Nos. 333-270596 and 333-270596-01) filed on March 16, 2023 (the “Current Registration Statement”). The Company subsequently filed a prospectus supplement dated March 16, 2023 (the “March 2023 Prospectus Supplement” and, together with the April 2022 Prospectus Supplement and the March 2020 Prospectus Supplement, the “Prior Prospectus Supplements”) and an accompanying prospectus dated March 16, 2023, pursuant to the Current Registration Statement relating to the offer and sale of shares of common stock having an aggregate offering price of up to $1,500,000,000, all of which were unsold securities previously registered pursuant to the April 2022 Prospectus Supplement and Prior Registration Statement, and accordingly, the Company did not make a contemporaneous fee payment in accordance with Rule 415(a)(6). Shares of common stock having a proposed maximum aggregate offering price of $1,091,288,672.97 have been sold as of the date hereof pursuant to the March 2023 Prospectus Supplement. Shares of common stock having a proposed maximum offering price of $408,711,327.03 that are being registered pursuant to the Current Prospectus Supplement represent unsold securities previously registered pursuant to the Prior Prospectus Supplements. Pursuant to Rule 457(p) under the Securities Act, $45,039.99 of the registration fees that were paid with respect to securities that were previously registered pursuant to the Prior Prospectus Supplements and were not sold thereunder is offset against the registration fee of $165,300.00 due for this offering. The remaining balance of the registration fee, $120,260.01, has been paid in connection with the filing of the Current Prospectus Supplement. The Company has terminated the offerings that included the unsold securities under the Prior Prospectus Supplements.